Exhibit 99.1
News Release
news release
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

FOR IMMEDIATE RELEASE	MAY 8, 2006
SYKES ENTERPRISES, INCORPORATED REPORTS
FIRST QUARTER 2006 FINANCIAL RESULTS
First quarter EPS of $0.15 tops expectations;
Raising full-year 2006 revenue and EPS outlook
TAMPA, FL — May 8, 2006 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the first quarter of 2006, highlights of which are as follows:

	Three Months	Three Months Ended
	Ended March 31,	March 31,
(In millions, except per share data)	2006	2005
Revenues	$131.1	$121.4
Income from Operations	$6.7	$4.4
Net Income	$5.9	$3.0

EPS	$0.15	$0.08
•	Americas revenue drove 8% total revenue growth
•	Earnings per share of $0.15, which almost doubled year-over-year, included an expense of $0.01 related to share-based compensation as required by new accounting standards
•	EMEA trending toward stabilization within certain geographies as evidenced by a moderation in the rate of decline in customer care call volumes; but overall softness and unfavorable foreign currency persist
•	Offshore capacity utilization gains helped drive year-over-year operating margin improvement by 150 basis points to 5.1%
Americas
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), increased 18.7% to $88.3 million, or 67.3% of total revenues, for the first quarter of 2006. Revenues for the prior year period totaled $74.4 million, or 61.3% of total revenues. The 18.7% year-over-year rise in revenues was due to a broad-based increase in customer care call volumes within existing and new programs with clients across the communications, healthcare, technology and financial services verticals. Presently, the Company is in the midst of ramping up various new programs across numerous business lines, including broad-band cable, wireless, telehealth, credit card, supply chain management support and Internet Protocol telephony support for telecommunications gear manufacturers.

On a sequential basis, the Americas revenues rose 2.4% to $88.3 million compared to $86.2 million in the fourth quarter of 2005. The growth was largely attributable to the factors mentioned in the preceding paragraph.
The Americas operating margin before corporate G&A expenses and impairment of long-lived assets for the first quarter of 2006 was 15.7% versus 12.8% in the comparable quarter last year. The year-over-year increase in the Americas operating margin was primarily due to a broad-based growth in customer care call volumes within the Americas segment combined with continued favorable mix-shift toward higher-margin offshore revenues and a better leverage of general and administrative expenses. Compared with the prior year period, the Americas’ capacity utilization in the first quarter of 2006 rose eight percentage points to 87%.
On a sequential basis, the Americas operating margin decreased to 15.7% in the first quarter of 2006 versus 17.2% in the fourth quarter of 2005. The sequential decrease in operating margins was principally due to wage increases.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 8.9% to $42.8 million, representing 32.7% of SYKES’ total revenues for the first quarter of 2006 compared to $47.0 million, or 38.7%, in the prior year’s first quarter. The foreign currency impact to SYKES’ first quarter 2006 EMEA revenues was a decline of approximately $3.8 million due to a weaker Euro compared with the same period last year. Excluding this foreign currency impact, EMEA revenues for the first quarter of 2006 decreased approximately $0.4 million, reflecting overall customer care call volume declines associated with the ongoing softness in the EMEA market and the gradual ramp down of a previously announced contract expiration of a customer care program with a technology client in October of 2005. Offsetting a portion of the noted volume declines during the first quarter was a slight pick-up in volume from existing client programs within the technology vertical.
Sequentially, EMEA revenues increased approximately $0.3 million, or 0.6%, to $42.8 million compared to $42.6 million in the fourth quarter of 2005. The increase was due to a $0.5 million benefit from the stronger Euro, partially offset by a decline in customer care call volumes of approximately $0.2 million.
The EMEA operating margin before corporate G&A expenses and impairment of long-lived assets was 2.5% in the first quarter of 2006 compared to 4.3% in the prior year period. The year-over-year margin decline was principally due to lower call volumes and certain severance expenses related to the previously noted technology contract expiration.
Sequentially, the EMEA operating margin declined to 2.5% from 3.6%, primarily reflecting severance costs related to the previously discussed contract expiration of a customer care program with a technology client, which will continue through the second quarter.
Corporate Costs & Impairment Charges
Corporate costs totaled approximately $7.9 million in the first quarter of 2006, an increase of $0.5 million from $7.4 million in the prior year period. The increase was primarily related to sales and marketing investments as well as payroll increases.
During the first quarter of 2006, SYKES recorded an impairment charge of $0.4 million related to certain European operations that have performed below plan amid the soft economy.
Other Income and Taxes
Other income for the first quarter of 2006 totaled approximately $1.0 million compared to other expense of $0.05 million for the same period in the prior year. The year-over-year increase in other income was primarily related to additional interest income resulting from higher levels of cash earning higher interest coupled with rental income from the lease of four U.S. customer contact management centers.
During the first quarter of 2006, the Company’s tax rate was 23.0% versus 31.6% in the same period last year. The decrease in the effective tax rate was primarily due to a favorable shift in the geographic mix of earnings to lower tax rate jurisdictions.
Liquidity and Capital Resources
The Company’s balance sheet at March 31, 2006 remained strong with cash and cash equivalents of $134 million. Approximately $102 million, or 76%, of the Company’s March 31st cash balance was held in international operations and may be subject to additional taxes if repatriated to the U.S. At March 31, 2006, the Company also had $50 million of capacity available under its credit facility. For the three-months ended March 31st, 2006 the Company generated approximately $8.4 million in cash flow from operations.
Business Outlook
The demand environment for customer contact management services remains favorable, particularly within the Americas region and across SYKES’ targeted verticals such as communications, financial services and healthcare. In response, the Company is increasing its offshore capacity by approximately 600 seats, with completion expected by the end of the second quarter. Further, the Company is in the midst of ramping up a number of new programs while expanding existing ones, which will result in hiring and training costs in the Americas region. The expenses and temporary inefficiencies associated with the convergence of capacity expansion, new and existing program ramp ups and the cycle through of some programs to our offshore operations from the U.S. will disproportionately impact the second quarter. While the softness in EMEA is expected to persist, with the ramp down associated with the previously announced contract expiration of a customer care program, the revenue associated with the new ramp-ups in the Americas region should begin to contribute to the third and fourth quarters of 2006 just as the ramp costs begin to subside over that period and should compensate for the expected softness in EMEA revenues. As such, the Company is increasing its full-year 2006 revenue and earnings per share ranges.
Additionally, in the second quarter, the Company anticipates a tax rate of 47% to 49%. The increase in the effective tax rate for the second quarter is due to a combination of factors, including minimum levels of foreign taxes, losses in jurisdictions for which no current benefit can be derived and increased profits in high-tax jurisdictions. Further, both the second-quarter and full-year 2006 results are inclusive of approximately $0.01 and $0.04, respectively, in share-based compensation expenses.
Considering the above factors, the Company anticipates the following financial results for the three months ended June 30, 2006:
•	Revenues in the range of $128 million to $132 million

•	Tax rate in the range of 47% to 49%

•	EPS in the range of $0.06 to $0.08 per diluted share

•	Capital expenditures in the range of $8 million to $9 million

For the twelve months ended December 31, 2006, the Company anticipates the following financial results:
•	Revenues in the range of $520 million to $545 million

•	Tax rate in the range of 23% to 25%

•	EPS in the range of $0.54 to $0.62 per diluted share

•	Capital expenditures in the range of $14 million to $16 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, May 9, 2006 at 10:00 a.m. Eastern Daylight Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/investors.asp under the heading “Investor Newsroom — Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) SYKES’

ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2006	2005
Revenues	$131,087	$121,372
Direct salaries and related costs	(83,016)	(77,429)
General and administrative	(40,995)	(39,890)
(Loss) gain on disposal of property & equipment, net	(9)	69
Impairment of long-lived assets	(382)	—
Reversal of restructuring & other charges	—	258

Income from operations	6,685	4,380
Other income (expense), net	976	(46)

Income before provision for income taxes	7,661	4,334
Provision for income taxes	(1,762)	(1,369)

Net income	$5,899	$2,965

Net income per basic share	$0.15	$0.08
Shares outstanding, basic	39,451	39,195

Net income per diluted share	$0.15	$0.08
Shares outstanding, diluted	39,819	39,339

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2006	2005
Revenues:
Americas	$88,272	$74,364
EMEA	42,815	47,008

Total	$131,087	$121,372

Operating Income:
Americas	$13,852	$9,500
EMEA	1,076	2,010
Operating income before reversal of restructuring & other charges, impairment of long-lived assets and corporate G&A	14,928	11,510

Corporate G&A expenses	(7,861)	(7,388)
Reversal of restructuring & other charges	—	258
Impairment of long-lived assets	(382)	—

Income from operations	6,685	4,380
Other income (expense), net	976	(46)
Provision for income taxes	(1,762)	(1,369)

Net income	$5,899	$2,965

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets:
Current assets	$236,423	$226,426
Property and equipment, net	70,153	72,261
Other noncurrent assets	32,070	32,498

Total assets	$338,646	$331,185

Liabilities & Shareholders’ Equity:
Current liabilities	$81,235	$82,433
Noncurrent liabilities	21,620	22,662
Shareholders’ equity	235,791	226,090

Total liabilities and shareholders’ equity	$338,646	$331,185

Sykes Enterprises, Incorporated
Supplementary Data

	Q1 2006	Q1 2005
Geographic Mix (% of Total Revenue):
Americas (1)	67.3%	61.3%
Europe, Middle East & Africa (EMEA)	32.7%	38.7%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America, India and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q1 2006	Q1 2005
Vertical Industry Mix (% of Total Revenue):

Communications	34%	34%
Technology / Consumer	34%	35%
Financial Services	9%	8%
Transportation & Leisure	6%	6%
Healthcare	9%	7%
Other	8%	10%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2006	2005
Cash Flow From Operating Activities:
Net income	$5,899	$2,965
Depreciation and amortization	6,064	7,065
Changes in assets and liabilities and other	(3,561)	1,374

Net cash provided by operating activities	$8,402	$11,404

Capital expenditures	$4,079	$2,242
Cash interest paid	$127	$90
Cash taxes paid	$2,195	$1,866